Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 and related Prospectus, of our report dated March 31, 2023, relating to the consolidated financial statements of Splash Beverage Group, Inc. as of December 31, 2022 and for the year then ended.

We also consent to the reference to our firm under the caption “Experts.”

/s/ Daszkal Bolton LLP

Fort Lauderdale, Florida

December 6, 2024